                                      EXHIBIT B

                                JOINT FILING AGREEMENT


          The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated: February 12, 1998


                                         The TCW Group, Inc.


                                         By:  /s/ Mohan V. Phansalkar
                                              -----------------------
                                              Mohan V. Phansalkar
                                              Authorized Signatory



                                         Robert Day


                                         By:  /s/ Mohan V. Phansalkar
                                              -----------------------
                                              Mohan V. Phansalkar
                                              Under Power of Attorney
                                              dated January 30, 1996, on
                                              File with Schedule 13G Amendment
                                              Number 1 for Matrix Service Co.
                                              dated January 30, 1996.










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